UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited,

51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

(011) 44-20-3124-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2016, Willis Towers Watson Public Limited Company (the “Company”) announced several leadership changes, effective immediately, including a change impacting Tim Wright, who was a “named executive officer” in the Company’s most recent Proxy Statement. These changes include the following:

•	Todd Jones, Co-head of North America, will be changing roles to become the Head of Corporate Risk and Broking.

•	Carl Hess, Co-head of North America, will be changing roles to become the Head of Investment, Risk and Reinsurance.

•	Joe Gunn, Northeast Region Lead of North America, will be changing roles to become the Head of North America.

•	Anne Pullum, Head of Strategy, will be taking on additional responsibilities as the Chief Administrative Officer for Willis Towers Watson.

•	Tim Wright, Head of Corporate Risk and Broking, has ceased to have the role of Head of Corporate Risk & Broking and will be leaving Willis Towers Watson.

Item 7.01. Regulation FD Disclosure

A copy of a press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Willis Towers Watson Public Limited Company Press Release issued October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Registrant)

Date: October 27, 2016	By:	/s/ Matthew Furman
Name: Matthew Furman
Title: General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Willis Towers Watson Public Limited Company Press Release issued October 27, 2016.